      As filed with the Securities and Exchange Commission on May 5, 2000
                                                Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

               Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                Initial Depositor

               (Exact name of registrant as specified in charter)

                          Regional Bank HOLDRSSM Trust

                               yet-to-be formed
                     [Issuer with respect to the receipts]

           Delaware                                    6211                                   13-5674085
  (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
of incorporation or organization)             Classification Code Number)                 Identification Number)

                               250 Vesey Street
                           New York, New York 10281

                                (212) 449-1000

              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)


        Andrea L. Dulberg, Esq.                          Copies to:
          Corporate Secretary                         Andrew B. Janszky
    Merrill Lynch, Pierce, Fenner &                  Shearman & Sterling
           Smith Incorporated                       599 Lexington Avenue
           250 Vesey Street                       New York, New York 10022
       New York, New York 10281                        (212) 848-4000
            (212) 449-1000
(Name, address, including zip code, and
telephone number, including area code,
         of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.|X|

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

    If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                                     Proposed Maximum      Proposed Maximum
            Title of Each Class of                Amount to Be        Offering Price      Aggregate Offering         Amount of
          Securities to Be Registered              Registered         Per Receipt(1)           Price(1)         Registration Fee(2)
Regional Bank HOLDRS...........................   1,000,000,000            $100              $349,750,000             $92,334
                                                    receipts
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. 2,500,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 997,500,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.

(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

--------------------------------------------------------------------------------

PROSPECTUS

                              Subject to Completion

                       Preliminary Prospectus dated , 2000

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these receipts with the Securities and Exchange Commission. We cannot sell these receipts until the registration statement becomes effective. This prospectus is not an offer to sell these receipts and we are not soliciting offers to buy these receipts in any state where such offer or sale is not permitted.

                                     LOGO

                       1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRSSM Trust

         The Regional Bank HOLDRSSM Trust will issue Depositary Receipts called Regional Bank HOLDRSSM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Regional Bank HOLDRS in a round-lot amount of 100 Regional Bank HOLDRS or round-lot multiples. Regional Bank HOLDRS are separate from the underlying deposited common stocks that are represented by the Regional Bank HOLDRS. For a list of the names and the number of shares of the banks that make up a Regional Bank HOLDR, see "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS" starting on page
10. The trust will issue the additional Regional Bank HOLDRS on a continuous basis.

         Investing in Regional Bank HOLDRS involves significant risks. See "Risk factors" starting on page 4.

         The initial public offering price for a round-lot of 100 Regional Bank HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

         Regional Bank HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

         Before this issuance, there has been no public market for Regional Bank HOLDRS. Application has been made to list the Regional Bank HOLDRS on the American Stock Exchange under the symbol "[ ]".

                                  ----------

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                Initial Price     Underwriting
                                                 to Public*           Fee
                                                 ----------           ---
Per Regional Bank HOLDR.....................                           2%
---------------
*  Includes underwriting fee.

         For purchases of Regional Bank HOLDRS in excess of       Regional Bank
HOLDRS, the underwriting fee will be     %.


Merrill Lynch & Co.


                                                    First Union Securities, Inc.

                  The date of this prospectus is      , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Summary..............................................................       3
Risk Factors.........................................................       4
Highlights of Regional Bank HOLDRS...................................       9
The Trust............................................................      15
Description of Regional Bank HOLDRS..................................      15
Description of the Underlying Securities.............................      16
Description of the Depositary Trust Agreement........................      18
Federal Income Tax Consequences......................................      21
ERISA Considerations.................................................      22
Plan of Distribution.................................................      22
Legal Matters........................................................      23
Where You Can Find More Information..................................      23

                                  ----------

 This prospectus contains information you should consider when making your investment decision. With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The Regional Bank HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                                     SUMMARY

         The Regional Bank HOLDRS trust will be formed under the depositary trust agreement, dated as of , 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the regional banking industry. The number of shares of each common stock held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

         Under no circumstances will a new company be added to the group of issuers of underlying securities.

         The trust will issue Regional Bank HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Regional Bank HOLDRS are separate from the underlying common stocks that are represented by the Regional Bank HOLDRS.

                                  RISK FACTORS

         An investment in Regional Bank HOLDRS involves risks similar to investing in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with concentrated investments in regional banks.

General Risk Factors

    o Loss of investment. Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

              Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

    o         Not necessarily representative of the regional banking industry.
              While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the banking industry on a regional level, the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire banking industry generally. If the underlying the securities decline in value, your investment in the Regional Bank HOLDRS will decline in value even if common stock prices of companies involved in the regional banking industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the regional banking industry. In this case, the Regional Bank HOLDRS may no longer consist of securities issued only by companies involved in the regional banking industry.

    o No investigation of underlying securities. The underlying securities included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Regional Bank HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

    o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily continue to be a diversified investment in the regional banking industry. As a result of market fluctuation and/or reconstitution events, Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

    o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Regional Bank HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

    o Trading halts. Trading in Regional Bank HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Regional Bank HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Regional Bank HOLDRS to receive the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Regional Bank HOLDRS. If the Regional Bank HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Regional Bank HOLDRS are delisted.

    o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Regional Bank HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Regional Bank HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Regional Bank HOLDRS, the selection of the regional banking industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Regional Bank HOLDRS by Merrill Lynch.

    o Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Regional Bank HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Regional Bank HOLDRS, particularly in connection with the initial issuance of Regional Bank HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as result of the increased purchasing activity in the underlying securities resulting from the issuance of the Regional Bank HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Regional Bank HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

     o The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions. There are numerous federal and state laws with which banking and financial institutions must comply. Non-compliance with any of these requirements may result in sanctions by regulatory agencies and damage to the reputation of a bank. Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions. Changes to the laws and regulations in the states where the regional banks and their subsidiaries do business can affect their operating environment in substantial and unpredictable ways. These changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

     o Many regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights may be subordinate to the interests of third parties. Bank holding companies are separate and distinct entities from their banking and non-banking subsidiaries and receive a large portion of their revenue in dividends from their subsidiaries. The payment of dividends by these subsidiaries is subject to federal law restrictions as well as the laws of the respective state of incorporation. In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries' liquidation or reorganization is subject to the prior claims of the subsidiaries' creditors. The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

    o The ability to maintain or increase market share depends on market acceptance and regulatory approval of new products and services offered by regional banks. There is increasing pressure in the banking industry for banks to adapt to changing technologies. Regional banks must adapt services to evolving industry standards which are continually changing product and service offerings and providing more cost efficient services. The widespread adoption of new technologies, including Internet-based services, could require substantial expenditures to modify or adapt the existing products and services offered by many regional banks. In addition, new product research and development may be costly and time-consuming. Many regional banks may not successfully introduce new products, achieve general market acceptance of their services or develop and maintain a loyal customer base. Failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     o Some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities offerings and credit card offerings that do not relate to traditional banking activities and which may present additional risks not mentioned in this prospectus. The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a regional bank's ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company's possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

    o The regional banking industry is very competitive, and a regional banking company's failure to establish a customer base will adversely affect its operating results. The competition among regional banks to develop and maintain a customer base can be intense. Customer loyalty can be easily influenced by a competitor's new offerings, especially those offerings which provide cost savings. Many regional banks face significant competition from other banks, financial institutions and companies which have greater market share and financial resources, including banks which operate on a national or international level. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to acquire other companies in the industry. In addition, the Gramm-Leach-Bliley Act of 1999 broadens the scope of activities for regional banks meeting certain criteria. Regional banks that meet this criteria, referred to as "financial holding companies," have larger capital bases and may be able to offer a wider range of products and services, perhaps at a more competitive rate, and may realize a competitive advantage over other regional banks.

    o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, which may enhance their competitive position and result in pricing pressure on traditional banking businesses. The ability of a bank to successfully complete an acquisition is subject to regulatory approval and there can be no assurance that approval will be granted. Many regional banks may have difficulty integrating acquired companies, which frequently operate in different markets than the acquiring bank. This may result in failure to realize expected cost savings, increases in geographic presence, increases in revenue and other projected benefits from such integration. Furthermore, regional banks may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o The international operations of many banks exposes them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many banks have international operations or investments. The risks of international business that the companies are exposed to include the following:

              o   general economic, social and political conditions;

              o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

              o differing tax rates, tariffs, exchange controls or other similar restrictions;

              o volatility of currency markets and value of worldwide financial markets;

              o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     o Regional bank stock prices may be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of regional banks can be volatile. Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

              o actual or anticipated variations in the banks' quarterly operating results;

              o announcements of technological innovations or new services by regional banks or their competitors;

              o announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

              o failure to integrate or realize projected benefits from acquisitions;

              o    changes in government regulations; and

     o        fluctuations in quarterly and annual operating results.

              Other broad market and industry factors may decrease the stock price of regional banks' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of regional banks' stocks.

     o Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many regional banks are highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these banks lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF REGIONAL BANK HOLDRS

         This discussion highlights information regarding Regional Bank HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer...................................   Regional Bank HOLDRS Trust.

The trust................................   The Regional Bank HOLDRS Trust will be formed under the
                                            depositary trust agreement, dated as of             , 2000 among The Bank
                                            of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith
                                            Incorporated, other depositors and the owners of the Regional Bank
                                            HOLDRS.  The trust is not a registered investment company under the
                                            Investment Company Act of 1940.

Initial depositor........................   Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee..................................   The Bank of New York, a New York state-chartered banking
                                            organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Regional Bank

   HOLDRS................................   Regional Bank HOLDRS are designed to achieve the following:

                                            Diversification. Regional Bank HOLDRS are designed to allow you to diversify your investment in the regional banking industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                                            Flexibility. The beneficial owners of Regional Bank HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Regional
                                            Bank HOLDRS, and can cancel their Regional Bank HOLDRS to receive each of the underlying securities represented by the Regional Bank HOLDRS.

                                            Transaction costs. The expenses associated with trading Regional Bank HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.............................   The trust will hold shares of common stock issued by specified companies involved in the regional banking industry.  Except when a reconstitution event occurs, the group of companies will not change.
                                            Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--
                                            Reconstitution events."  Under no circumstances will the common stock of a new company be added to the common stocks underlying the
                                            Regional Bank HOLDRS.

                                            The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Regional Bank HOLDRS.................   The trust will issue Regional Bank HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf.  The Regional Bank
                                            HOLDRS themselves are separate from the underlying securities that are represented by the Regional Bank HOLDRS.

                                            The specific share amounts for each round-lot of 100 Regional Bank HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Regional Bank HOLDR and the initial weightings of each underlying security included in the Regional Bank
                                            HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 10%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of May 2, 2000, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between May 2, 2000, and the pricing date.

                                            After the pricing date, the share amounts will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                                           The following chart provides the

                                           o     names of the 20 issuers of the underlying securities represented by the Regional Bank HOLDRS,

                                           o     stock ticker symbols,

                                           o     indicative share amounts represented by a round-lot of 100
                                                 Regional Bank HOLDRS as of May 2, 2000,

                                           o     indicative weightings as of May 2, 2000, and

                                           o     principal market on which the shares of common stock of the selected companies are traded.

                                 Indicative                 Primary
                                            Share        Indicative  Trading
       Name of Company         Ticker      Amounts       Weightings   Market
--------------------------     ------     ----------     ----------  -------
Wells Fargo & Co.                WFC          22             9.87%    NYSE
Bank One Corporation             ONE          29             9.79%    NYSE
First Union Corporation          FTU          25             8.90%    NYSE
FleetBoston Financial            FBF          23             8.76%    NYSE
     Corporation

Bank of New York Company,         BK          19             8.63%    NYSE
      Inc.

                                          Indicative                 Primary
                                            Share        Indicative  Trading
       Name of Company         Ticker      Amounts       Weightings   Market
--------------------------     ------     ----------     ----------  -------

Firstar Corporation              FSR          25             7.00%    NYSE
Fifth Third Bancorp              FITB         8              5.50%    NASDAQ
Mellon Financial Corporation     MEL          13             4.62%    NYSE
SunTrust Banks, Inc.             STI          8              4.51%    NYSE
State Street Corporation         STT          4              4.48%    NYSE
United States Bancorp            USB          19             4.34%    NYSE
Northern Trust Corporation       NTRS         6              4.21%    NASDAQ
Wachovia Corporation              WB          5              3.45%    NYSE
PNC Financial Services Group,    PNC          7              3.26%    NYSE
Inc.
National City Corporation        NCC          15             2.82%    NYSE
BB&T Corporation                 BBT          9              2.62%    NYSE
Key Corporation                  KEY          11             2.21%    NYSE
Comercia, Inc.                   CMA          4              1.85%    NYSE
Amsouth Bancorporation           ASO          10             1.68%    NYSE
Synovus Financial Corp.          SNV          7              1.48%    NYSE



                                             The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Regional Bank
                                             HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.- traded common stock involved in the regional banking industry, as measured by market capitalization and trading volume on May 2, 2000
                                             The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                                             The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-
                                             lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of
                                             Regional Bank HOLDRS.

                                             The number of outstanding Regional Bank HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price...............         The initial public offering price for 100 Regional Bank HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee.  It is expected that the initial public offering price will be approximately $90-$100 per
                                             Regional Bank HOLDR.

Purchases...........................         After the initial offering, you may acquire Regional Bank HOLDRS in two ways:

                                             o        through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                                             o        through a cash purchase in the secondary trading market.

Underwriting fees...................         If you purchase Regional Bank HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                                             o        For purchases of           Regional Bank HOLDRS or fewer, 2%.

                                             o        For purchases in excess of         Regional Bank HOLDRS,    %.

                                             You will not be charged any issuance fee or other sales commission in connection with purchases of Regional Bank HOLDRS made in the initial public offering.

Issuance and cancellation
   fees.............................         After the initial offering, if you wish to create Regional Bank HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Regional Bank HOLDRS, The Bank of New York as
                                             trustee will charge you an issuance fee of up to $10.00 for each round-lot of
                                             100 Regional Bank HOLDRS.  If you wish to cancel your Regional Bank
                                             HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-
                                             lot of 100 Regional Bank HOLDRS.

Commissions.........................         If you choose to deposit underlying securities in order to receive Regional
                                             Bank HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee.  However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill
                                             Lynch, Pierce, Fenner & Smith, Inc. or First Union Securities, Inc.,
                                             collectively, the selling group, or another broker.

Custody fees........................         The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank
                                             HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust.  With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Regional Bank
   HOLDRS...........................         You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Regional Bank
                                             HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges.  You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share.
                                             Except with respect to the right to vote for dissolution of the trust, the Regional
                                             Bank HOLDRS themselves will not have voting rights.

Rights relating to the underlying
   securities.......................         You have the right to:

                                             o       Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                                             o       Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                                             o       Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                                             If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Regional Bank HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events...............         A.      If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities
                                                     Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

                                             B.      If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank
                                                     HOLDRS.

                                             C.      If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Regional Bank HOLDRS and the consideration

                                             D.      paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                                                     If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..................         A.      The Regional Bank HOLDRS are delisted from the American Stock
                                                     Exchange and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Regional Bank HOLDRS are delisted.

                                             B.      The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated, as initial depositor, of its intent to resign.

                                             C.      75% of beneficial owners of outstanding Regional Bank HOLDRS vote to dissolve and liquidate the trust.

                                             If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income
   tax consequences.................         The federal income tax laws will treat a U.S. holder of Regional Bank
                                             HOLDRS as directly owning the underlying securities.  The Regional Bank
                                             HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing.............................         Application has been made to list the Regional Bank HOLDRS on the
                                             American Stock Exchange under the symbol "[          ]".  Trading will take
                                             place only in round-lots of 100 Regional Bank HOLDRS and round-lot multiples.  A minimum of 150,000 Regional Bank HOLDRS will be required to be outstanding when trading begins.

Trading..................................... Investors only will be able to acquire, hold, transfer and surrender a round-
                                             lot of 100 Regional Bank HOLDRS.  Bid and ask prices, however, will be quoted per single Regional Bank HOLDRS.

Clearance and settlement............        The trust will issue Regional Bank HOLDRS in book-entry form.  Regional
                                            Bank HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC.
                                            Transfers within DTC will be in accordance with DTC's usual rules and operating procedures.  For further information see "Description of Regional
                                            Bank HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the Regional Bank HOLDRS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Regional Bank HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

         The Regional Bank HOLDRS trust. The trust will be formed pursuant to the depositary trust agreement, dated as of , 2000. The Bank of New York will be the trustee. The Regional Bank HOLDRS trust is not a registered investment company under the Investment Company Act of 1940.

         The Regional Bank HOLDRS trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF REGIONAL BANK HOLDRS

         The trust will issue Regional Bank HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

         Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS."

         Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

         Regional Bank HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Regional Bank HOLDRS will be available only in book-entry form. Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the banking industry on a regional level and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume. The following criteria were used in selecting the underlying securities on May 2, 2000:

        o         Market capitalization equal to or greater than $5 billion;

        o Average daily trading volume of at least 250,000 shares over the 60 trading days before May 2, 2000;

        o Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to May 2, 2000) of at least $5 million over the 60 trading days before May 2, 2000; and

        o         A trading history of at least 90 calendar days.

         The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Regional Bank HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the regional banking industry. In this case, the Regional Bank HOLDRS may no longer consist of securities issued by companies involved in the regional banking industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the regional banking industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

         No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the underlying securities represented by a single Regional Bank HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each month from January 1995 to April, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.


1995
----

January...............  38.62
February..............  40.23
March.................  39.91
April.................  40.55
May...................  44.60
June..................  43.90
July..................  44.60
August................  46.61
September.............  48.86
October...............  47.95
November..............  52.20
December..............  52.42


1996
----

January...............  52.98
February..............  54.99
March.................  55.48
April.................  55.55
May...................  56.50
June..................  55.41
July..................  55.65
August................  58.89
September.............  62.94
October...............  67.42
November..............  73.39
December..............  69.11


1997
----

January...............  74.83
February..............  78.26
March.................  72.29
April.................  77.00
May...................  80.09
June..................  84.08
July..................  93.91
August................  89.28
September.............  95.28
October...............  94.07
November.............. 100.21
December.............. 106.19


1998
----

January............... 102.11
February.............. 110.53
March................. 118.27
April................. 118.58
May................... 112.66
June.................. 116.23
July.................. 115.55
August................  90.80
September............. 100.39
October............... 111.03
November.............. 114.19
December.............. 121.12


1999
----

January............... 115.09
February.............. 115.04
March................. 113.72
April................. 122.87
May................... 114.79
June.................. 117.06
July.................. 109.36
August................ 102.53
September.............  97.28
October............... 112.76
November.............. 104.37
December..............  93.88


2000
----

January...............  91.80
February..............  77.60
March.................  94.65
April.................  90.54

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

         The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of Regional Bank HOLDRS. You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS. You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS. Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

         Further issuances of Regional Bank HOLDRS. The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

         A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Regional Bank HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

         If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Regional Bank HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

         Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Regional Bank HOLDRS. If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create Regional Bank HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be any of the members of the selling group or another broker.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and Regional Bank HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the Regional Bank HOLDRS for:

         o        a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o        any person other than a U.S. receipt holder (a "Non-U.S.
                  receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Regional Bank HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Regional Bank HOLDRS

         A receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS. Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

         Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Regional Bank HOLDRS. The selling group proposes to offer the Regional Bank HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Regional Bank HOLDRS to First Union Securities, Inc. at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of 1.5%. First Union Securities, Inc. is a subsidiary of First Union Corporation, one of the twenty underlying securities of Regional Bank HOLDRS. We expect the trust to deliver the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on , 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Regional Bank HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Regional Bank HOLDRS.

         The selling group and their affiliates have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                  LEGAL MATTERS

         Legal matters, including the validity of the Regional Bank HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Regional Bank HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

         Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS. This prospectus relates only to Regional Bank HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS, have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through April 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar.
The historical prices of the underlying securities should not be taken as an indication of future performance.

                          AMSOUTH BANCORPORATION (ASO)

         AmSouth Bancorporation is a bank holding company that through its subsidiaries, provides a broad array of financial products and services through banking offices. AmSouth's principal activities include consumer and commercial banking and capital management. Amsouth operates out of in nine Southeastern states with leading market positions in Tennessee, Florida, Alabama, and Mississippi. In addition, AmSouth provides select financial services outside of its banking markets through non-bank subsidiaries.

            Closing              Closing           Closing            Closing                Closing             Closing
     1995     Price       1996   Price     1997    Price       1998   Price       1999       Price       2000    Price
-------------------------------------------------------------------------------------------------------------------------
January     8 5/64    January   11 47/64 January    15 17/64  January   24        January    29 3/8     January   17 7/16
February    8 5/8     February  11 43/64 February   15 3/16   February  24 31/32  February   31 21/64   February  14 5/16
March       9 21/64   March     11 33/64 March      14 19/64  March     26 1/4    March      30 21/64   March     14 15/16
April       9 17/64   April     11 3/8   April      15 5/8    April     27 23/32  April      31 45/64   April     14 9/16
May         9 57/64   May       11 17/64 May        17 25/64  May       25 5/8    May        28 3/8
June        9 43/64   June      10 45/64 June       16 13/16  June      26 13/64  June       23 3/16
July        10 13/32  July      10 59/64 July       19 11/64  July      26 29/64  July       22 7/8
August      11 5/64   August    11 43/64 August     18 11/16  August    22 59/64  August     21 7/8
September   11 17/64  September 13 3/16  September  21 17/32  September 22 3/4    September  23 7/16
October     11 13/16  October   13 47/64 October    21 23/64  October   26 51/64  October    25 5/8
November    11 45/64  November  14 25/32 November   23 9/64   November  28 11/64  November   22 9/16
December    11 31/32  December  14 21/64 December   24 9/64   December  30 27/64  December   19 5/16

             The closing price on       , 2000 was               .

                       BANK OF NEW YORK COMPANY, INC. (BK)

         Bank of New York Company, Inc. is a bank holding company which provides a variety of banking and financial services to individuals and institutions through its wholly owned subsidiary, The Bank of New York. Bank of New York operates wholesale and retail banking businesses and provides a range of corporate and personal trust, securities processing and investment services. Bank of New York offers its services primarily in New Jersey, Connecticut and the city of New York. The Bank of New York acts as trustee in connection with issuances of HOLDRS, including the Regional Banking HOLDRS offered by this prospectus.

             Closing             Closing             Closing             Closing            Closing              Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999     Price       2000    Price
--------------------------------------------------------------------------------------------------------------------------
January     7 7/16    January    12 3/16   January    18 3/16  January    27 3/32  January    35 1/2     January    40 5/8
February    7 1/2     February   12 31/32  February   19 5/16  February   29 9/32  February   34 15/16   February   33 1/4
March       8 3/8     March      12 7/8    March      18 3/8   March      31 13/32 March      35 15/16   March      41 9/16
April       8 1/4     April      12 5/32   April      19 3/4   April      29 17/32 April      39 3/4     April      41 1/16
May         8 7/32    May        12 31/32  May        21 5/16  May        30 9/16  May        35 3/4
June        10 3/16   June       12 13/16  June       21 13/16 June       30 7/16  June       36 11/16
July        10 3/32   July       12 7/8    July       24 5/16  July       32       July       36 15/16
August      10 1/32   August     13 15/16  August     22 5/16  August     24 1/2   August     35 3/4
September   10 7/8    September  14 11/16  September  24       September  27 3/8   September  33 7/16
October     11 5/8    October    16 9/16   October    23 17/32 October    31 9/16  October    41 7/8
Novemberr   10 1/2    November   17 15/16  November   26 7/8   November   34 9/16  November   39 15/16
December    11 25/32  December   16 7/8    December   28 29/32 December   40 1/4   December   40

         The closing price on         , 2000 was               .

                           BANK ONE CORPORATION (ONE)

         Bank One Corporation is a bank holding company which, through its subsidiaries, provides retail banking, worldwide corporate and institutional banking and trust and investment management services. Bank One also engages in credit card processing, mortgage lending and servicing, insurance, venture capital financing, investment and merchant banking, trust, brokerage and investment management services and data processing. Bank One operates banking offices in Florida and the midwest and southwest United States.

             Closing             Closing             Closing             Closing             Closing               Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999      Price       2000     Price
-----------------------------------------------------------------------------------------------------------------------------
January    24 3/8     January    31 19/64  January    41 1/4    January    50 51/64 January    52 3/8     January    29 13/16
February   24 11/64   February   32 25/64  February   40 7/64   February   56 1/2   February   53 3/4     February   25 7/8
March      23 35/64   March      32 25/64  March      36 9/64   March      63 1/4   March      55 1/16    March      34 3/8
April      24 3/8     April      31 19/32  April      38 33/64  April      58 13/16 April      58 3/32    April      30 1/2
May        28 23/32   May        33 41/64  May        39 5/16   May        55 1/8   May        56 9/16
June       26 21/32   June       30 29/32  June       44 1/32   June       55 13/16 June       59 9/16
July       26 15/64   July       31 23/64  July       51 1/64   July       51 11/16 July       54 9/16
August     27 51/64   August     34 57/64  August     48 11/16  August     38 1/16  August     40 1/8
September  30 11/64   September  37 17/64  September  50 29/32  September  42 7/16  September  34 13/16
October    27 57/64   October    38 3/4    October    47 25/64  October    48 3/4   October    37 13/16
November   31 39/64   November   43 19/64  November   46 45/64  November   51 1/2   November   35 5/16
December   31 3/32    December   39 3/32   December   49 3/8    December   51 1/16  December   32

               The closing price on         , 2000 was         .

                             BB&T CORPORATION (BBT)

         BB&T Corporation is a bank holding company which, through its subsidiaries, provides a full range of traditional commercial banking services and related financial services including investment brokerage, investment banking, trust, insurance and leasing services. BB&T operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and the metropolitan Washington, D.C. area.

             Closing             Closing             Closing             Closing            Closing              Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999     Price       2000    Price
--------------------------------------------------------------------------------------------------------------------------
January     10 1/8    January    14 9/16   January    19 3/8   January    29 15/32  January    38 1/4     January   28 1/8
February    11 3/16   February   14        February   19 7/16  February   31 1/32   February   37 7/8     February  23 1/2
March       9 15/16   March      13 7/8    March      18 5/8   March      33 27/32  March      36 3/16    March     28 1/16
April       10 1/4    April      13 15/16  April      19 5/8   April      33 5/8    April      39 15/16   April     26 5/8
May         10 7/8    May        14 5/8    May        20       May        33 3/32   May        36 1/2
June        12        June       15 7/8    June       22 1/2   June       33 13/16  June       36 11/16
July        12        July       14 5/8    July       25 9/16  July       35 1/8    July       35 1/4
August      13 3/8    August     15 5/8    August     25 7/8   August     28        August     33 1/2
September   13 1/8    September  16 5/8    September  26 23/32 September  29 15/16  September  32 3/8
October     12 7/8    October    17 5/16   October    27 7/32  October    35 3/4    October    36 3/8
November    13 1/8    November   18 3/8    November   27 1/4   November   36 15/16  November   32 1/4
December    13 1/8    December   18 1/8    December   32 1/32  December   40 5/16   December   27 3/8

         The closing price on       , 2000 was        .

                              COMERICA, INC. (CMA)

         Comerica, Inc. is a bank holding company which offers consumer banking, business banking and investment services. Comerica's consumer banking services include lending, mortgage services, deposit service, small business banking and private banking. Its business banking services include large corporate banking, treasury management and international financial services. Comerica's investment services include the sale of mutual fund and annuity products and disability and long-term care insurance products. Comerica operates primarily in Michigan, Texas, California and Florida.

             Closing             Closing            Closing              Closing             Closing             Closing
     1995    Price       1996    Price       1997   Price       1998     Price       1999    Price      2000     Price
---------------------------------------------------------------------------------------------------------------------
January    16 3/4     January    26 1/2    January   38 5/64   January    62 59/64  January    62 7/16  January     44 3/16
February   18 53/64   February   25 59/64  February  40 5/64   February   67 13/64  February   66 1/4   February    36 13/16
March      18 21/64   March      27 53/64  March     37 37/64  March      70 35/64  March      62 7/16  March       41 7/8
April      19 11/64   April      29        April     39        April      66 15/16  April      65 1/16  April       42 3/8
May        21 5/64    May        29 11/64  May       41 43/64  May        66 3/4    May        60 7/16
June       21 27/64   June       29 3/4    June      45 21/64  June       66 1/8    June       59 7/16
July       23 21/64   July       29 1/4    July      50 27/64  July       67 3/8    July       55 1/2
August     23 3/4     August     32 1/2    August    47 13/64  August     52 1/4    August     52 3/32
September  24 1/4     September  34 21/64  September 52 5/8    September  54 13/16  September  50 5/8
October    22 27/64   October    35 27/64  October   52 45/64  October    64 1/2    October    59 7/16
November   24 59/64   November   39        November  56 51/64  November   64 1/2    November   53
December   26 43/64   December   34 59/64  December  60 11/64  December   68 3/16   December   46 11/16

         The closing price on         , 2000 was         .

                           FIFTH THIRD BANCORP (FITB)

         Fifth Third Bancorp is a bank holding company which provides commercial, retail and trust banking services, data processing services, investment services, leasing and insurance services. Fifth Third provides its financial products and services, which include consumer banking and credit card services, mortgage services and leasing, to the retail, commercial, financial, governmental, educational and medical sectors. Fifth Thirds' operations are primarily located in the midwestern United States.

             Closing             Closing             Closing             Closing            Closing              Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999     Price       2000    Price
----------------------------------------------------------------------------------------------------------------------------
January     14 57/64  January    21 1/32   January    34 25/64 January     50 53/64 January    68 7/16    January    16 3/8
February    15 17/64  February   22 25/32  February   37 1/16  February    52 43/64 February   66 1/16    February   52 1/16
March       15 21/64  March      25 25/32  March      34 7/16  March       57       March      65 15/16   March      63
April       14 17/64  April      24 9/16   April      33 11/64 April       55       April      71 11/16   April      63 1/8
May         15 25/32  May        24 7/32   May        34 21/64 May         49 1/4   May        68 3/16
June        16 43/64  June       24        June       36 15/32 June        63       June       66 9/16
July        16 57/64  July       23        July       42 1/8   July        62 1/4   July       65 1/16
August      16 43/64  August     23 9/16   August     39       August      53 3/16  August     66 1/4
September   17        September  25 53/64  September  43 37/64 September   57 1/2   September  60 27/32
October     19 59/64  October    27 53/64  October    42 3/4   October     66 1/4   October    73 13/16
November    21 43/64  November   31 7/64   November   47       November    66 3/8   November   70
December    21 45/64  December   27 59/64  December   54 1/2   December    71 5/16  December   73 3/8

               The closing price on          , 2000 was        .

                            FIRSTAR CORPORATION (FSR)

         Firstar Corporation is a bank holding company which provides a range of financial services and activities, including traditional retail banking services and credit card services. Firstar also provides trust and investment management services to individuals and corporations. Firstar offers retail brokerage services, trust and investment management services, residential mortgages and insurance. Firstar banking services are primarily located throughout the midwestern United States.

             Closing             Closing             Closing             Closing            Closing              Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999     Price       2000    Price
----------------------------------------------------------------------------------------------------------------------------
January    4 15/64   January    6 15/16   January    12 19/64 January     18 23/64 January    29 25/64   January    23 7/8
February   4 47/64   February   7         February   13 5/64  February    19 5/8   February   27 59/64   February   17 13/16
March      4 21/32   March      7 11/64   March      13 19/64 March       19 45/64 March      29 53/64   March      22 15/16
April      4 41/64   April      7 5/16    April      14 11/64 April       21 1/16  April      30 1/16    April      24 7/8
May        4 13/16   May        7 23/32   May        13 3/4   May         20 21/64 May        28 13/16
June       5 7/64    June       7 31/64   June       14 5/64  June        21 19/64 June       28
July       5 39/64   July       8 21/64   July       15 11/16 July        23 13/64 July       26 1/16
August     5 57/64   August     8 3/4     August     15 1/16  August      18 19/64 August     26 13/16
September  5 15/16   September  9 29/64   September  15 5/16  September   22 3/64  September  25 5/8
October    6 5/32    October    10        October    16 23/64 October     25 13/64 October    29 3/8
November   6 21/32   November   10 5/16   November   18       November    24 27/64 November   26
December   6 39/64   December   10 13/64  December   19 1/8   December    31       December   21 1/8

         The closing price on          , 2000 was        .

                          FIRST UNION CORPORATION (FTU)

         First Union Corporation is a bank holding company and a financial holding company which engages in a range of financial services. In addition to providing commercial, retail banking and trust services, First Union provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage services. First Union operates primarily on the east coat of the United States.

           Closing             Closing             Closing             Closing            Closing              Closing
     1995    Price       1996    Price       1997    Price      1998     Price      1999     Price       2000    Price
----------------------------------------------------------------------------------------------------------------------
January    21 3/8    January    28 15/16  January    41 13/16 January    47 7/8   January    52 1/2     January    33 7/16
February   22 5/16   February   30 1/4    February   43 7/8   February   52 5/8   February   53 5/16    February   29 1/2
March      21 11/16  March      30 3/16   March      40 9/16  March      56 13/16 March      53 7/16    March      37 1/4
April      22 5/8    April      30 3/4    April      42       April      60 3/8   April      55 1/8     April      31 7/8
May        24 1/2    May        30 9/16   May        42 15/16 May        55 1/4   May        46 3/16
June       22 5/8    June       30 7/16   June       46 1/4   June       58 1/4   June       47 1/8
July       24 7/16   July       31 3/4    July       50 23/32 July       60 1/4   July       46
August     25 1/16   August     31 15/16  August     48 1/16  August     48 1/8   August     41 1/2
September  25 1/2    September  33 3/8    September  50 1/16  September  51 3/16  September  35 5/8
October    24 13/16  October    36 3/8    October    49 1/16  October    58       October    42 3/4
November   27 5/16   November   38 3/16   November   48 3/4   November   60 3/4   November   38 3/4
December   27 13/16  December   37        December   51 1/4   December   60 13/16 December   32 15/16

              The closing price on          , 2000 was         .

                     FLEETBOSTON FINANCIAL CORPORATION (FBF)

         FleetBoston Financial Corporation is a financial services company engaged in the commercial banking and investment management business. FleetBoston provides a variety of financial services, including institutional and investment banking, cash management, trade services, mortgage banking, discount brokerage services and other retail financial services. FleetBoston primarily operates in the northeastern United States and Latin America.

             Closing             Closing             Closing             Closing    1999     Closing            Closing
     1995    Price       1996    Price       1997    Price      1998     Price              Price      2000     Price
--------------------------------------------------------------------------------------------------------------------------
January    15 3/4    January    20        January    27       January     35 13/16 January    44 5/16  January     31 7/16
February   15 9/16   February   20 9/16   February   30 1/2   February    39 13/32 February   42 15/6  February    27 1/4
March      16 3/16   March      20 1/4    March      28 9/16  March       42 17/32 March      37 5/8   March       36 1/2
April      16 3/8    April      21 1/2    April      30 1/2   April       43 3/16  April      43 /16   April       35 9/16
May        17 7/16   May        22 1/16   May        30 9/16  May         41       May        41 1/8
June       18 9/16   June       21 3/4    June       31 5/8   June        41 3/4   June       44 3/8
July       17 13/16  July       20 1/4    July       33 27/32 July        42 31/32 July       40 1/2
August     18 1/2    August     20 7/8    August     32 1/4   August      32 25/32 August     39 13/16
September  18 7/8    September  22 1/4    September  32 25/32 September   36 23/32 September  36 5/8
October    19 3/8    October    24 15/16  October    32 5/32  October     40       October    43 5/8
November   20 7/8    November   27 11/16  November   33 1/16  November    41 11/16 November   37 13/16
December   20 3/8    December   24 15/16  December   37 9/16  December    44 11/16 December   34 13/16

         The closing price on        , 2000 was       .

                              KEY CORPORATION (KEY)

         Key Corporation is a financial services company which, through its subsidiaries, provides a wide range of investment management, retail and commercial banking, consumer finance and investment banking products and services to corporate, individual and institutional clients. In addition to the traditional banking services, KeyCorp also provides specialized services, including personal and corporate trust services, personal financial services, mutual fund services, cash management services, investment banking and capital markets products and international banking services. KeyCorp provides services throughout the United States.

             Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    13 15/16  January    18 5/16   January    26 3/16   January   32 1/2    January    31 7/8    January    21
February   14 1/2    February   18 13/16  February   26 3/4    February  35 1/32   February   32 1/4    February   16 15/16
March      14 1/8    March      19 5/16   March      24 3/8    March     37 13/16  March      30 5/16   March      19
April      13 3/8    April      19 5/16   April      26 1/16   April     39 3/4    April      51 15/16  April      18 1/2
May        15 1/4    May        19 3/8    May        27 3/16   May       37 15/16  May        34 3/4
June       15 11/16  June       19 3/8    June       27 15/16  June      35 5/8    June       32 1/8
July       16        July       19 5/16   July       31 3/32   July      34        July       31 1/2
August     15 1/2    August     20 1/16   August     30 5/16   August    25 1/2    August     29
September  17 1/8    September  22        September  31 13/32  September 28 7/8    September  25 13/16
October    16 7/8    October    23 5/16   October    30 19/32  October   30 5/16   October    27 15/16
November   18 7/16   November   26 3/16   November   33 23/32  November  30 11/16  November   27
December   18 1/8    December   25 1/4    December   35 13/32  December  32        December   22 1/8

                The closing price on        , 2000 was       .

                       MELLON FINANCIAL CORPORATION (MEL)

         Mellon Financial Corporation is a financial holding company which provides a range of financial services and products. Mellon provides a variety of retail and commercial banking services, wealth management and global investment management services for individual and institutional investors, global investment services for businesses and institutions and mutual fund management services. Mellon's regional banking services are primarily offered in the mid- Atlantic region of the United States.

             Closing             Closing             Closing             Closing             Closing            Closing
     1995    Price       1996    Price       1997    Price      1998     Price     1999      Price      2000     Price
--------------------------------------------------------------------------------------------------------------------------
January    8 3/4     January    13 3/16   January    18 21/32 January     30 3/16  January    33 1/2   January     34 5/16
February   9 17/32   February   13 31/32  February   20 3/32  February    31 5/32  February   33 13/16 February    30 1/8
March      10 3/16   March      13 13/16  March      18 3/16  March       31 3/4   March      35 3/16  March       29 3/4
April      91 3/16   April      13 7/16   April      20 25/32 April       36       April      37 5/32  April       32 1/8
May        10 11/16  May        14 9/32   May        21 7/8   May         33 23/32 May        35 11/16
June       10 13/32  June       14 1/4    June       22 9/16  June        34 27/32 June       36 3/8
July       10 1/32   July       13 3/16   July       25 7/32  July        33 11/16 July       33 3/4
August     11 27/32  August     13 27/32  August     24 1/16  August      26       August     33 3/8
September  11 3/16   September  14 13/16  September  27 3/8   September   27 1/2   September  33 5/8
October    12 1/2    October    16 1/4    October    26       October     30 1/16  October    36 15/16
November   13 15/32  November   18 1/16   November   28 11/32 November    31 19/32 November   36 7/16
December   13 7/16   December   17 3/4    December   30 5/16  December    34 3/8   December   34 1/16

                 The closing price on       , 2000 was       .

                         NATIONAL CITY CORPORATION (NCC)

         National City Corporation is a bank holding company engaged in a variety of financial services businesses. In addition to providing general retail and commercial banking services, National City is engaged in retail sales and distribution, consumer finance, asset management and mortgage processing. National City primarily operates in Ohio, Kentucky, Illinois, Indiana, Michigan and Pennsylvania.

             Closing             Closing             Closing             Closing            Closing            Closing
     1995    Price       1996    Price       1997    Price      1998     Price    1999      Price      2000     Price
--------------------------------------------------------------------------------------------------------------------------
January    13 1/4    January    16 5/16   January    22 11/16 January     30 3/32  January    35 17/32 January    21 11/16
February   13 7/8    February   17 3/8    February   25 1/4   February    32 5/8   February   34 15/16 February   19 1/4
March      13 5/16   March      17 9/16   March      23 5/16  March       36 21/32 March      33 3/16  March      20 5/8
April      13 11/16  April      18 7/16   April      24 3/8   April       34 5/8   April      35 7/8   April      17
May        15 3/16   May        17 13/16  May        25 3/4   May         33 7/8   May        33 3/32
June       14 11/16  June       17 9/16   June       26 1/4   June        35 1/2   June       32 3/4
July       15 5/16   July       17 5/16   July       29 3/4   July        33 7/16  July       29 3/4
August     14 7/8    August     18 13/16  August     28 1/4   August      29 3/8   August     27 5/8
September  15 7/16   September  21 1/16   September  30 25/32 September   32 31/32 September  26 11/16
October    15 7/16   October    21 11/16  October    29 7/8   October     32 5/32  October    29 1/2
November   16 3/16   November   23 3/16   November   33 3/8   November    33 5/8   November   24 15/16
December   16 9/16   December   22 7/16   December   32 7/8   December    36 1/4   December   23 11/16

               The closing price on         , 2000 was        .

                        NORTHERN TRUST CORPORATION (NTRS)

         Northern Trust Corporation is a bank holding company that provides trust services, retail and commercial banking and treasury management services, securities lending and asset management services and financial record keeping services. Northern Trust operates banking subsidiaries in Arizona, California, Colorado, Florida, Texas and Michigan, trust companies in Connecticut and New York and various other nonbank subsidiaries, including a securities brokerage firm, a registered investment adviser and a retirement services company.

             Closing             Closing             Closing             Closing            Closing             Closing
     1995    Price       1996    Price       1997    Price      1998     Price     1999     Price      2000     Price
---------------------------------------------------------------------------------------------------------------------
January    8 1/4     January    13 1/4    January    20 1/2   January     33 11/16 January    43 9/32  January     60 3/8
February   8 1/2     February   13 3/16   February   21 1/4   February    38 1/32  February   44 11/16 February    56 1/2
March      8 25/32   March      13 1/2    March      18 3/4   March       37 3/8   March      44 13/32 March       67 9/16
April      9 9/64    April      14 1/16   April      22 1/4   April       36 1/2   April      46 9/16  April       64 1/8
May        9 11/16   May        13 11/16  May        24 9/16  May         35 17/64 May        45 3/16
June       10 1/16   June       14 7/16   June       24 3/16  June        38 1/8   June       48 1/2
July       9 31/32   July       14 25/32  July       27 1/2   July        36 13/16 July       43 1/2
August     11 1/4    August     16 13/32  August     26 9/16  August      27 7/8   August     42 13/32
September  11 1/2    September  16 7/16   September  29 9/16  September   34 1/8   September  41 3/4
October    11 15/16  October    17 5/16   October    29 1/4   October     36 7/8   October    48 9/32
November   13 1/16   November   18 5/32   November   31 1/8   November    40 3/8   November   48 13/32
December   14        December   18 1/8    December   34 7/8   December    43 21/32 December   53

                The closing price on        , 2000 was        .

                    PNC FINANCIAL SERVICES GROUP, INC. (PNC)

         PNC Financial Services Group, Inc. is a bank holding company and a financial holding company. PNC operates regional retail banking, wholesale banking and asset management businesses that provide financial products and services locally and nationally. PNC's primary geographic markets include Pennsylvania, New Jersey, Delaware, Ohio and Kentucky.

             Closing             Closing             Closing             Closing             Closing            Closing
     1995    Price       1996    Price       1997    Price      1998     Price    1999      Price      2000     Price
---------------------------------------------------------------------------------------------------------------------
January    23 1/2    January    30        January    39 3/4   January     51 9/6   January    51 3/16  January     48
February   25 1/2    February   30 5/8    February   42 1/4   February    55 1/2   February   52 1/16  February    38 11/16
March      24 3/8    March      30 3/4    March      40       March       59 15/16 March      55 9/16  March       45 1/16
April      25 1/8    April      30 1/4    April      41 1/8   April       60 7/16  April      57 7/8   April       43 5/8
May        27        May        30 3/8    May        41 7/8   May         57 3/4   May        57 1/4
June       26 3/8    June       29 3/4    June       41 3/4   June        53 7/8   June       57 5/8
July       24 3/4    July       29 1/8    July       45 3/4   July        53 15/16 July       52 7/8
August     26 1/4    August     31 1/4    August     43 1/4   August      43       August     52 5/16
September  27 7/8    September  33 3/8    September  48 13/16 September   45       September  52 11/16
October    26 1/4    October    36 1/4    October    47 1/2   October     50       October    59 5/8
November   29 1/4    November   39 1/2    November   53 13/16 November    51 9/16  November   55 3/4
December   32 1/4    December   37 5/8    December   56 15/16 December    54       December   44 1/2

                The closing price on        , 2000 was        .

                         STATE STREET CORPORATION (STT)

         State Street Corporation is a bank holding company specializing in serving institutional investors such as mutual funds. Services for institutional investors include foreign exchange, cash management, securities lending, fund administration, daily pricing, portfolio accounting, banking services and deposit and short-term investment facilities. State Street also provides investment management and commercial lending services. State Street operates offices throughout the United States.

             Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    16 7/16   January    22 11/16  January    36 9/16   January   56        January    71 1/2    January    80 3/16
February   15 15/16  February   22 5/8    February   40 3/16   February  61 13/16  February   76 11/16  February   72 7/8
March      15 15/16  March      25        March      34 11/16  March     68 1/16   March      82 1/4    March      96 7/8
April      15 7/8    April      24 15/16  April      39 3/8    April     71 1/2    April      87 1/2    April      96 7/8
May        16 13/16  May        26 1/16   May        44 5/8    May       68 15/16  May        76 1/4
June       18 7/16   June       25 1/2    June       46 1/4    June      69 1/2    June       85 3/8
July       17 11/16  July       25 1/8    July       56 1/16   July      69 7/16   July       70 7/8
August     18 7/16   August     27 1/16   August     49 7/8    August    52 1/16   August     59 7/8
September  20        September  28 11/16  September  60 15/16  September 54 9/16   September  64 5/8
October    19 1/2    October    31 11/16  October    55 3/4    October   62 3/8    October    76 1/8
November   22 1/2    November   33 13/16  November   59 1/2    November  68 5/8    November   73 7/16
December   22 1/2    December   32 5/16   December   58 3/16   December  70 1/8    December   73 1/16

               The closing price on         , 2000 was        .

                           SUNTRUST BANKS, INC. (STI)

         SunTrust Banks, Inc. is a bank holding company which provides consumer and commercial banking services, including traditional deposit and credit services and trust and investment services. SunTrust offers credit cards, mortgage services, insurance, data processing and information services, discount brokerage and investment banking services. SunTrust's operations are located primarily in the southern United States.

           Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    25 15/16  January    34 9/16   January    50        January   69 1/4    January    70 7/16   January    59 9/16
February   26 15/16  February   35 15/16  February   51 3/8    February  73 3/4    February   67 15/16  February   50 13/16
March      26 3/4    March      35        March      46 3/8    March     75 3/8    March      62 1/4    March      57 3/4
April      27 1/8    April      35 1/4    April      50 3/4    April     81 7/16   April      71 1/2    April      50 3/4
May        29        May        36 1/2    May        53 3/8    May       79        May        67 1/2
June       29 1/8    June       37        June       55 1/16   June      81 5/16   June       69 7/16
July       30 3/16   July       36 3/4    July       64 3/16   July      73        July       64 1/2
August     30 11/16  August     38 3/8    August     62 1/2    August    56 1/16   August     64 5/16
September  33 1/16   September  41        September  67 15/16  September 62        September  65 3/4
October    32 1/4    October    46 5/8    October    64 13/16  October   69 11/16  October    73 3/16
November   34 1/8    November   50 3/4    November   71        November  69 13/16  November   69 7/8
December   34 1/4    December   49 1/4    December   71 3/8    December  76 1/2    December   68 13/16

              The closing price on            , 2000 was        .

                          SYNOVUS FINANCIAL CORP. (SNV)

         Synovus Financial Corp. is a bank holding company that conducts a broad range of financial services.. Synovus is primarily engaged in commercial, mortgage and retail banking, trust, securities brokerage and insurance services. Synovus is also engaged in transaction processing which includes credit, debit, commercial and retail card processing and related services and debt collection and bankruptcy management services. Synovus primarily offers its banking services in the southeastern United States.

           Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    5 31/64   January    8 21/64   January    14 7/16   January   21 61/64  January    24 7/8    January    19
February   5 55/64   February   8 43/64   February   15 1/2    February  23 1/2    February   23 13/16  February   16 3/8
March      5 25/32   March      10        March      13 7/64   March     24 3/4    March      20 1/2    March      16 7/8
April      6 7/64    April      10        April      16 11/64  April     23 29/64  April      22 1/8    April      18 9/16
May        6 7/32    May        10 7/32   May        17 11/64  May       22 7/16   May        20 1/8
June       6 47/64   June       9 39/64   June       18 3/8    June      23 3/4    June       19 7/8
July       7 9/64    July       10 11/64  July       18 51/64  July      22 1/4    July       18 5/16
August     7 9/16    August     10 39/64  August     17 29/64  August    18 3/16   August     18 13/16
September  7 47/64   September  11 9/16   September  14 53/64  September 19 3/4    September  18 11/16
October    7 33/64   October    13 9/32   October    14 1/2    October   23 3/16   October    21 7/16
November   8 19/32   November   14 9/16   November   21 19/64  November  22 1/16   November   20
December   8 7/16    December   14 9/32   December   21 53/64  December  24        December   19 7/8

            The closing price on              , 2000 was         .

                           UNITED STATES BANCORP (USB)

         United States Bancorp is a bank holding company engaged in a general retail and commercial banking business through which it provides a variety of financial services to individuals, businesses, governmental entities and other financial institutions. U.S. Bancorp's bank and trust subsidiaries provide a range of fiduciary activities for individuals, estates, foundations, corporations and charitable organizations. United States Bancorp also provides investment services, data processing, leasing and brokerage services. United States Bancorp primarily operates in midwestern and western United States.

             Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    12 3/64   January    17 1/2    January    25 21/64  January   36 1/2    January    33 11/16  January    22 3/16
February   12 61/64  February   19 13/64  February   26 11/64  February  38 23/64  February   32 5/16   February   18 5/16
March      13 29/64  March      19 7/8    March      24 21/64  March     41 37/64  March      34 1/16   March      21 7/8
April      13 1/2    April      20 5/64   April      25 37/64  April     42 21/64  April      37 1/16   April      20 5/16
May        14        May        20 1/8    May        27 21/64  May       39 1/8    May        32 1/2
June       13 43/64  June       19 21/64  June       28 29/64  June      43        June       33 3/8
July       14 29/64  July       20 27/64  July       29 43/64  July      46        July       31 1/8
August     15 13/64  August     21 27/64  August     29 3/16   August    34 1/8    August     30 7/8
September  16 3/64   September  22 19/64  September  32 11/64  September 35 5/8    September  30 3/16
October    16 37/64  October    22        October    33 57/64  October   36 7/16   October    37 1/16
November   17 13/64  November   24 19/64  November   35 51/64  November  37        November   34 3/16
December   16 35/64  December   22 3/4    December   37 5/16   December  35 1/2    December   23 13/16

              The closing price on           , 2000 was         .

                            WACHOVIA CORPORATION (WB)

         Wachovia Corporation is a bank holding company which provides a variety of consumer and business banking products and services, credit card services and treasury and trust administration and investment services. Wachovia offers its services in Florida, Georgia, North Carolina, South Carolina and Virginia.

           Closing             Closing             Closing            Closing             Closing             Closing
     1995    Price       1996    Price       1997    Price       1998   Price       1999    Price       2000    Price
---------------------------------------------------------------------------------------------------------------------
January    33 5/8    January    44 3/4    January    57 5/8    January   77 3/4    January    88 5/8    January    64 1/16
February   34 3/4    February   46 1/2    February   60 7/8    February  79 1/2    February   85 1/16   February   57 3/16
March      35 1/2    March      44 3/4    March      54 1/2    March     84 13/16  March      81 3/16   March      67 9/16
April      35 1/8    April      44        April      58 1/2    April     84 15/16  April      87 7/8    April      62 11/16
May        37 7/8    May        42 7/8    May        60 7/8    May       80 1/16   May        88 1/4
June       35 3/4    June       43 3/4    June       58 5/16   June      84 1/2    June       85 9/16
July       38 1/8    July       44 1/4    July       64 1/2    July      85 3/8    July       78 1/16
August     39 3/4    August     45 3/4    August     62 1/4    August    73 5/16   August     78 3/8
September  43 1/8    September  49 1/2    September  72        September 85 1/4    September  78 5/8
October    44 1/8    October    53 3/4    October    75 5/16   October   90 7/8    October    86 1/4
November   45        November   60        November   77        November  87 5/16   November   77 7/16
December   45 3/4    December   56 1/2    December   81 1/8    December  87 7/16   December   68

               The closing price on          , 2000 was        .

                             WELLS FARGO & CO. (WFC)

         Wells Fargo & Co. is a financial services company and a bank holding company which engages in retail, commercial and corporate banking activities. Wells Fargo also engages in mortgage banking, leasing, securities brokerage, venture capital and investment banking activities and trust services. Wells Fargo primarily operates in the midwestern and western United States.

             Closing             Closing             Closing             Closing            Closing             Closing
     1995    Price       1996    Price       1997    Price      1998     Price     1999     Price      2000     Price
---------------------------------------------------------------------------------------------------------------------
January    12        January    17 3/16   January    23 13/16 January     36 7/16  January    35       January     40
February   12 7/8    February   18 1/4    February   24 7/8   February    41       February   36 3/4   February    33 1/16
March      12 11/16  March      18 3/8    March      23 1/8   March       41 9/16  March      35 1/16  March       40 3/4
April      13 1/4    April      18 1/16   April      24 15/16 April       39 7/8   April      43 3/16  April       41 1/16
May        14 3/16   May        17 7/16   May        26 3/4   May         38 7/8   May        40
June       14 3/8    June       17 7/16   June       28 1/8   June        37 1/2   June       42 3/4
July       14 1/8    July       17 3/4    July       31 17/32 July        36 1/8   July       39
August     15 1/16   August     18 13/16  August     28 23/32 August      29 3/4   August     39 13/16
September  16 1/4    September  20 3/8    September  30 5/8   September   36       September  39 5/8
October    14 3/4    October    21 15/16  October    32 1/16  October     37 3/16  October    47 7/8
November   16 1/2    November   23 3/8    November   37 7/16  November    36 1/8   November   46 1/2
December   16 1/2    December   21 3/4    December   38 3/4   December    39 15/16 December   40 7/16

              The closing price on          , 2000 was         .

================================================================================





                                      LOGO

                        1,000,000,000 Depositary Receipts

                          Regional Bank HOLDRS SM Trust

                             -----------------------

                               P R O S P E C T U S

                             -----------------------

                               Merrill Lynch & Co.

                          First Union Securities, Inc.

                                     , 2000

         Until , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Regional Bank HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

    Securities and Exchange Commission registration fee....$           92,334
    Printing and engraving expenses........................
    Legal fees and expenses................................
    Rating agency fees.....................................
    Miscellaneous..........................................
                                                           ------------------
       Total...............................................$


Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.  Exhibits.

         See Exhibit Index.

Item 17.  Undertakings.

         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                  Section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on May 5, 2000.

                                     MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED

                                     By:  /s/ AHMASS L. FAKAHANY
                                         -----------------------
                                         Ahmass L. Fakahany
                                         Senior Vice President and
                                         Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2000.

         Signature                          Title
         ---------                          -----

       /s/ JOHN L. STEFFENS
---------------------------
     John L. Steffens                       Chief Executive Officer,
                                            Chairman of the Board
                                            and Director



       /s/ E. STANLEY O'NEAL
----------------------------
     E. Stanley O'Neal                      Director





    /s/ GEORGE A. SCHIEREN
---------------------------
     George A. Schieren                     Director




      /s/ THOMAS H. PATRICK
---------------------------
    Thomas H. Patrick                       Director



   /s/ AHMASS L. FAKAHANY
---------------------------

     Ahmass L. Fakahany                     Senior Vice President and
                                            Chief Financial Officer

                                INDEX TO EXHIBITS

Exhibits

  4.1 4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

  5.1 Opinion of Shearman & Sterling regarding the validity of the ABC HOLDRS Receipts

  8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

 24.1    Power of Attorney (included in Part II of Registration Statement)